Exhibit 10.49

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF RENSSELAER
_____________________________________________________

RENSSELAER POLYTECHNIC INSTITUTE,

Plaintiff,	SETTLEMENT AGREEMENT

- against -
Index No.: 229806

PRO URO CARE INC. and PROUROCARE
MEDICAL, INC.,

Defendants.
_____________________________________________________

This sets forth a settlement agreement (the “Agreement”), effective as of the date executed by all parties hereto, by and between Plaintiff Rensselaer Polytechnic Institute (“Plaintiff”) and Defendants Pro Uro Care Inc. and ProUroCare Medical Inc.  (“Defendants”) (together, the “parties”).

WHEREAS, Plaintiff commenced the above-captioned action against Defendants alleging claims for breach of contract and account stated, and seeking damages in the principal amount of $202,716.04,  plus all applicable interest and penalties, based on Defendants’ alleged failure to pay amounts due to Plaintiff from Defendants (the “Action”); and

WHEREAS, Defendants timely answered Plaintiff’s Complaint, denied the amount of damages claimed by Plaintiff, and asserted various affirmative defenses; and

WHEREAS, Defendants contend that ProUroCare Medical Inc. is not a proper party to this Action; and

WHEREAS, Defendants contend that the Parties had previously contractually agreed that Plaintiff’s claims were to be resolved by arbitration; and

WHEREAS, the parties have determined to resolve the matters in dispute without resort to further litigation, on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual undertakings of the parties set forth herein, the sufficiency of which is acknowledged by the parties, the parties hereby agree as follows:

1. Payment:  In consideration of the covenants contained in this Agreement, Pro Uro Care Inc. agrees to pay to Plaintiff the total sum of One Hundred Seventeen Thousand Dollars ($117,000).   Said payment shall be made as follows:

(A)	An initial payment of Ten Thousand Dollars ($10,000.00) due upon Defendants execution and return of this Agreement to Plaintiff’s counsel;
(B)	A second payment of Six Thousand Dollars ($6,000) due on or before December 15, 2009;
(C)	A third payment of Six Thousand Dollars ($6,000) due on or before January 15, 2010;
(D)	A fourth payment of Six Thousand Dollars ($6,000) due on or before February 15, 2010;
(E)	A fifth payment of Six Thousand Dollars ($6,000) due on or before March 15, 2010;

(F)	A sixth payment of Six Thousand Dollars ($6,000) due on or before April 15, 2010;
(G)	A seventh payment of Six Thousand Dollars ($6,000) due on or before May 15, 2010;
(H)	An eighth payment of Six Thousand Dollars ($6,000) due on or before June 15, 2010;
(I)	A ninth payment of Six Thousand Dollars ($6,000) due on or before July 15, 2010;
(J)	A tenth payment of Six Thousand Dollars ($6,000) due on or before August 15, 2010;
(K)	An eleventh payment of Six Thousand Dollars ($6,000) due on or before September 15, 2010;
(L)	A twelfth payment of Six Thousand Dollars ($6,000) due on or before October 15, 2010;
(M)	A final payment of Forty-One Thousand Dollars ($41,000) due on or before November 15, 2010.

All payments shall be made to Plaintiff by check made payable to “Rensselaer Polytechnic Institute” and delivered to Plaintiff’s counsel, unless Plaintiff or its counsel shall otherwise direct in writing.  In the event that any payment is not received by Plaintiff’s counsel on or before the date due, Pro Uro Care Inc. shall be in default of its obligations under this Agreement.  If Pro Uro Care Inc. does not cure the default within twenty (20) days, Plaintiff may enforce the judgment by confession as set forth in Paragraph 2 below, without further notice.  Once Pro Uro Care Inc. makes all payments described in Paragraph 1 above, Plaintiff shall destroy the Confession of Judgment.

2. Judgment by Confession:  Pro Uro Care Inc. hereby agrees to execute an Affidavit for Judgment by Confession in the principal amount of One Hundred Seventeen Thousand Dollars ($117,000.00) in the form annexed hereto as Exhibit A.  Pro Uro Care Inc. further agrees that if any payment provided for in Paragraph 1 is not paid on or before the due date, and such default is not cured within twenty (20) days of the failure to make such payment, Plaintiff shall be entitled to record and enforce a Judgment by Confession to be obtained pursuant to the Affidavit of Judgment by Confession, without further notice.  The judgment obtained pursuant to the Affidavit of Judgment by Confession shall include interest at the rate of Nine Percent (9%) per annum, calculated in accordance with New York CPLR 5001 and 5004, from the date of default.  Plaintiff shall be entitled to enforce said judgment by any lawful means.  Upon the execution of this Agreement, Pro Uro Care Inc. shall execute the Affidavit for Judgment by Confession in the form annexed hereto as Exhibit A.  Plaintiff, or its counsel, shall retain the original executed Affidavit for Judgment by Confession.

3. Release:  In consideration of the Settlement Payment described in Paragraph 1 above, the parties and their agents, officers, directors, parents, subsidiaries, affiliates, attorneys, employees, predecessor companies, and successors in interest hereby fully release and forever discharge one another and their respective agents, officers, directors, parents, subsidiaries, affiliates, agents, attorneys, employees, predecessor companies, and successors in interest of and from all actions, causes of actions, suits, liability, debts, dues, sums of money, covenants, contracts, controversies, agreements, damages, judgments and demands whatsoever, in law, admiralty or equity, which against one another, any of the parties ever had, now has, or may have, for, upon, or by reason of any matter, cause or thing, whatsoever, including, but not limited to, all claims or causes of action arising out of or in any way related to the matters set forth in the other pleadings in the Action, from the beginning of the world to the date of this release.

4. Stipulation of Discontinuance:  The parties shall execute and file a stipulation of discontinuance of this action.  Such stipulation of discontinuance shall be with prejudice, but without costs, disbursements or fees against any party. The stipulation of discontinuance shall be filed by Plaintiff’s counsel upon receipt of this executed Agreement along with the initial payment referenced in paragraph 1(A).

5. Correspondence:  All correspondence related to this Agreement shall be mailed to the party to whom it is directed at the address set forth below by first-class mail, or to such other address as that party shall specify to the others in a notice given in the manner set forth herein.

Plaintiff	Defendants

William S. Nolan, Esq.	Edward T. Matthews, Esq.
Whiteman Osterman & Hanna LLP	Fredrikson & Byron, P.A.
One Commerce Plaza	200 South Sixth Street, Suite 4000
Albany, New York 12260	Minneapolis, MN 55402

6. Governing Law:  This Agreement shall be governed by and construed for all purposes under the laws of the State of New York without regard to choice of law or conflict of laws rules.

7. Binding and Inure:  This Agreement shall apply to, be binding upon, and inure to the benefit of the parties, their officers, directors, agents, servants, employees, corporate affiliates and or subsidiaries, predecessors, heirs, executors, administrators, successors and assigns.

8. Entire Agreement:  This Agreement constitutes the entire understanding between the parties with respect to settlement of this action and supersedes and replaces in all respects all prior agreements or understandings, whether formal or informal, oral or in writing, among the parties or between any of them with respect to the settlement of this Action.  This Agreement may only be amended or terminated by a writing signed by all parties hereto.

9. No Presumption Against Drafter:  The parties agree that neither party takes responsibility for the drafting of this Agreement and the draftsman’s presumption shall be held inapplicable in any action interpreting or enforcing this Agreement.

10. Authority to Execute:  Each of the persons signing this Agreement hereby represents and warrants that he or she has the authority to enter this Agreement and bind the party on whose behalf he or she is signing.

PRO URO CARE INC.

By: /s/ Richard C. Carlson
[NAME]

STATE OF MINNESOTA	)
) ss.:
COUNTY OF HENNEPIN	)

On the 7th day of DECEMBER, 2009 before me personally came RICHARD CARLSON to me known, being to me duly sworn, did depose and say that he is an officer of ProUroCare Inc., the corporation described herein and which executed the above instrument; and that he signed his name thereto with the authority to bind said corporation.

/s/ Shanna Unke
Notary Public

PROUROCARE MEDICAL INC.

By: /s/ Richard C. Carlson
[NAME]

STATE OF MINNESOTA	)
) ss.:
COUNTY OF HENNEPIN	)

On the 7th day of DECEMBER, 2009 before me personally came RICHARD CARLSON to me known, being to me duly sworn, did depose and say that he is an officer of ProUroCare Medical Inc., the corporation described herein and which executed the above instrument; and that he signed his name thereto with the authority to bind said corporation.

/s/ Shanna Unke
Notary Public

RENSSELAER POLYTECHNIC INSTITUTE

By: /s/ Charles F. Carletta
Charles F. Carletta, Secretary of the Institute

STATE OF NEW YORK	)
) ss.:
COUNTY OF RENSSELAER	)

On the 1st day of December, 2009 before me personally came Charles F. Carletta, to me known, being to me duly sworn, did depose and say that he is  the Secretary of Rensselaer Polytechnic Institute, the educational institution described herein and which executed the above instrument; and that he signed his name thereto with the authority to bind said educational institution.

/s/ Martin Ricciarddi
Notary Public